EXHIBIT A

ATLAS AND BLUE WOLF COMMENT ON VERSO BOARD’S SECOND POSTPONEMENT

OF ANNUAL MEETING TO ELECT DIRECTORS

Board’s Actions Reinforce the Need for Atlas and Blue Wolf’s Three (3) Nominees on the Board

Prevents Shareholders from Making an Informed Decision on the Specialty Mills Transaction

Greenwich, CT and New York, NY – December 23, 2019 – Atlas Holdings LLC (“Atlas”) and Blue Wolf Capital Advisors IV, LLC (“Blue Wolf”), who, through affiliates, are among the largest stockholders of Verso Corporation (NYSE: VRS, the “Company” or “Verso”) today issued the following press release regarding the Company:

Lapetus Capital II LLC, an affiliate of Atlas, and the other participants in this solicitation, including BW Coated LLC, an affiliate of Blue Wolf, are the beneficial owners of approximately 9.43% of the outstanding shares of Verso.

In yet another act demonstrating that the Board of Directors of Verso (the “Board”) will, in our opinion, take any measures to attempt to disenfranchise its stockholders and prevent our nominees from being elected, Verso today announced the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which was already delayed months past the statutorily required period, will be further delayed until January 31, 2020, and at the same meeting, stockholders will also now vote on proposals related to the previously announced sale of Androscoggin and Stevens Point mills (the “Specialty Mills”) to Pixelle Specialty Solutions LLC.

Stockholders have waited too long to elect directors at the Annual Meeting and we believe the Board needs to stop improperly manipulating this process. There is no sufficient reason in our opinion for the Board to combine two meetings into one, in light of our nominations. This seems to be yet another attempt by this Board to further distract stockholders from our serious concerns regarding the Board’s actions.

We have asked numerous times for additional disclosure regarding the sale of the Specialty Mills. Rather than addressing our questions, which in our opinion would help all stockholders make a more informed decision on a significant transaction that will have a huge impact on the Company, we believe the Board is instead trying to create turmoil and force stockholders to vote on the sale of the Specialty Mills as quickly as possible, without the required information to make an informed decision. At the same time, the Board is continuing to violate Delaware law by delaying the Annual Meeting (which should have been held last September) as long as possible which avoids accountability to stockholders.

This is merely one more reason, on a growing list, further demonstrating that urgent, meaningful change to the composition of the Board is needed, as soon as possible. We urge all stockholders to support the election of our three (3) nominees to ensure that the Company is finally run in the best interests of its stockholders.

We also urge all stockholders to demand that the Board hold the Annual Meeting as originally scheduled and to postpone the vote on the sale of the Specialty Mills until stockholders can receive and review all of the information about that transaction to which they are entitled.

Lapetus Capital II LLC and the other participants identified below have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and accompanying proxy card in connection with its solicitation of proxies from the stockholder of Verso Corporation for use at its 2019 annual meeting of stockholders. In accordance with Rule 14a-12(a)(1) under the Securities Exchange Act of 1934, as amended, the following persons are or may be deemed to be, participants in the proxy solicitation: Lapetus Capital II LLC, Atlas Capital Resources II LP, Atlas Capital GP II LP, Atlas Capital Resources GP II LLC, Lapetus Capital III LLC, Atlas Capital Resources III LP, Atlas Capital GP III LP, Atlas Capital Resources GP III LLC, Andrew M. Bursky, Timothy J. Fazio, Atlas FRM LLC, Sean T. Erwin, Jeffrey E. Kirt, Timothy Lowe, BW Coated LLC, Blue Wolf Capital Fund IV, L.P., Blue Wolf Capital Advisors IV, L.P., Blue Wolf Capital Advisors IV, LLC and Adam Blumenthal. Certain of the participants may be deemed to beneficially own shares Class A Common Stock, par value $0.01 per share (“Common Stock”) of Verso Corporation as described in Lapetus Capital II LLC’s statement on Schedule 13D initially filed with the SEC September 20, 2019 (the “Lapetus Schedule 13D”) as it may be amended from time to time, and in BW Coated LLC’s statement on Schedule 13D initially filed with the SEC September 20, 2019 (the “BW Coated Schedule 13D”), as it may be amended from time to time. Additional information relating to the participants and their beneficial ownership of Common Stock is set forth in the preliminary proxy statement on Schedule 14A that was filed with the SEC on December 18, 2019, (the “Preliminary Proxy Statement”) and will be set forth in other materials filed with the SEC in connection with the solicitation of proxies by the participants.

IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE LAPETUS SCHEDULE 13D, THE BW COATED SCHEDULE 13D AND THE PRELIMINARY PROXY STATEMENT. EXCEPT AS OTHERWISE DISCLOSED IN THE LAPETUS SCHEDULE 13D, THE BW COATED SCHEDULE 13D, OR THE PRELIMINARY PROXY STATEMENT, AS APPLICABLE, THE PARTICIPANTS HAVE NO INTEREST IN VERSO CORPORATION OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF VERSO CORPORATION, AS DISCLOSED IN THE LAPETUS SCHEDULE 13D, THE BW COATED SCHEDULE 13D, OR THE PRELIMINARY PROXY STATEMENT AS APPLICABLE.

ALL STOCKHOLDERS OF VERSO CORPORATION ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF VERSO CORPORATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERSO CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING HARKINS KOVLER, LLC BY TELEPHONE AT THE FOLLOWING NUMBERS: 1 (212) 468-5380 (BANKS AND BROKERS CALL COLLECT) OR TOLL-FREE AT 1 (877) 339-3288.

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About Atlas Holdings LLC

Headquartered in Greenwich, Connecticut and founded in 2002, Atlas and its affiliates own and operate 20 platform companies which employ more than 18,000 associates at more than 150 facilities worldwide. Atlas operates in sectors such as aluminum processing, automotive, building materials, capital equipment, construction services, food manufacturing and distribution, packaging, paper, power generation, pulp, supply chain management and wood products. Atlas’ companies together generate more than $5 billion dollars in revenues annually. For additional information, please visit www.atlasholdingsllc.com.

About Blue Wolf Capital Partners LLC

Blue Wolf Capital Partners LLC is a private equity firm that specializes in control investments in middle market companies. Leading by experience, and with a commitment to excellence, Blue Wolf collaborates with management to transform companies strategically and operationally. Blue Wolf manages challenging situations and complex relationships between businesses, customers, employees, unions, and regulators to create value for stakeholders. For additional information, please visit www.bluewolfcapital.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

Media Contacts:

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